UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

Quality Distribution, Inc.

(Exact name of Co-Registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4041 Park Oaks Blvd., Suite 200, Tampa, Florida 33610 (Address of principal executive offices) (Zip Code)

(813) 630-5826 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 8, 2013, Quality Distribution, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders signatory thereto (the “Selling Stockholders”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A-1 thereto (collectively, the “Underwriters”), for the sale of 4,269,741 shares of common stock, no par value per share, of the Company (the “Common Stock”) by the Selling Stockholders at a price to the public of $8.60 per share, pursuant to an effective shelf registration statement on Form S-3 (File No. 333-175094) (the “Registration Statement”). In addition, the Underwriters have an option to purchase up to an additional 426,974 shares of the Common Stock from the Selling Stockholders on the same terms for 30 days from the date of the final prospectus supplement to the Registration Statement to cover over-allotments, if any. The offering is expected to close on or about August 14, 2013, subject to customary closing conditions. Pursuant to the terms of the Underwriting Agreement, the Company and the selling stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have in the past and may in the future perform various financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of business, for which they received and will receive customary fees and expenses. In particular, certain affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., RBC Capital Markets, LLC and BB&T Capital Markets, a division of BB&T Securities, LLC are lenders and, in certain instances, agents under the Company’s ABL Facility.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 10.1.

Item 8.01	Other Events.

On August 8, 2013, the Company announced that its previously announced underwritten secondary public offering of 4,269,741 shares of its common stock by the Selling Stockholders was priced at $8.60 per share. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 8, 2013, by and among Quality Distribution, Inc., the selling stockholders signatory thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A-1 thereto.

99.1	Text of press release, dated August 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized this 9th day of August, 2013.

QUALITY DISTRIBUTION, INC.

BY:	/s/ John T. Wilson
John T. Wilson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 8, 2013, by and among Quality Distribution, Inc., the selling stockholders signatory thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A-1 thereto.

99.1	Text of press release, dated August 8, 2013.